Exhibit ‘1 - Final SNC Purchase Agreement

Attachment4
附件 4

公司股权收购协议
Equity Transfer Agreement

Party A: Gong Li (China ID# 239106196212031743) and Yu Mao, Chinese citizen(ID No: 44030119560928411X)
转让方: 于懋 公丽 (以下简称甲方)

Party B: Century City Infrastructure Co. Ltd
受让方: 世纪城市基础设施有限公司 (以下简称乙方)

鉴于:

1、上海新世纪城市基础设施建设有限公司 (以下简称"上海新世纪"或"公司") 注册资本3000 万人民币,共有两名自然人股东各持有公司 50%的股份, 并均已按照公司章程规定以货币形式足额注资。

Party A and Party B signed four interrelated agreements dated as of December 27, 2007, specifically that contain (i) Business Cooperation and Consulting Service Agreement attached hereto as Exhibit 1 (the "Consulting Agreement"); (ii) Agreement on Exclusive Purchase Right attached hereto as Exhibit 2 (the "Purchase Agreement"); (iii) Stock Right Pledge Agreement attached hereto as Exhibit 3 (the "Pledge"); and (iv) Voting Rights Proxy Agreement attached hereto as Exhibit 4 (the "Proxy"), such agreements being collectively referred to herein as the "VIE Agreements". The VIE agreements are intended to provide control over Shanghai New Century Infrastructure Construction Co. Ltd.("SNC") by Party B, and to ensure the conveyance of the 100% share ownership interest of Party A in SNC to Party B at such time as Party A may determine in its sole discretion. Party A and Party B signed a "Supplementary Agreement" on August 6, 2008, fixing the purchase price. Now Party B is ready to 100% of share ownership interests of SNC.

甲、乙双方已于 2007 年 12 月 27 日签订四份股权收购意向相关协议: (i) 作为附件 1 的《业务合作和咨询服务协议》("咨询协议"); (ii) 作为附件 2 的《专有购买权协议》("购买协议"); (iii) 作为附件 3 的《股权质押协议》("质押协议"); 和 (iv) 作为附件 4 的《投票权协议》("投票权协议"), 上述协议以下统称为"VIE 协议"。VIE 协议的目的是使乙方获得甲方的控制权, 并保证甲方在乙方根据其独立意志决定的时间内将其所拥有的新世纪

的 100%的股权收益转移给乙方．甲、乙双方于 2008 年 8 月 6 日签订了 "VIE 协议"的《补充协议》，现乙方收购甲方持有新世纪全部股权的条件基本具备．

2. Party B agreed to acuire 100% of share ownership interests of SNC from Party A.

2、乙方同意受让甲方所持有的"上海新世纪"100%的股权;

3. The Board of Party B has reviewed the share acquisition proposal and made a board resolution.

3、乙方董事会已就股权转让事宜进行审议并已作出相关决议;

Clause I: Parties involved

第一条：协议双方

1.1Party A: Yu Mao，Gong Li

1.1 转让方：于懋　公丽

1.2 Party B: Century City Infrastructure Co. Ltd

1.2 受让方：世纪城市基础设施有限公司（CN）

Clause II: Transaction Cost

第二条：　费用的负担

2. 1 Party B bears all the related transaction costs.

2.1 乙方承担交易过程中产生的各项费用．

Clause III　Considerations for share ownership transfer

第三条：转让标的及价款

3.1 According to "Supplementary Agreement" signed on 08/06/08, the buying price of 100% of the equity interests of Party A in SNC, which are 100% of all equity interests of SNC, (hereinafter referred to as the "buying price") shall be fixed at RMB45,737,632, (which is equal to the net equity value of $6,270,497 (six million two hundred seventy thousand four hundred ninety-seven United States dollars, as reflected in the audit report of UHY ZTHZ HK CPA Limited issued as of February 29, 2008 and converted to RMB at the exchange rate prevailing on December 31, 2007 of RMB 7.2941 per $1.00 United States dollar) subject to adjustment as provided in clause a b and c　in.the Supplementary.Agreement.dated.August.6,2008

3.1 甲乙双方一致确定上述股权转让的价款应按照 2008 年 8 月 6 日签订的《补充协议》，已固定为人民币 45，737，632 元（其等值于 6,270,497 美元的股权净值（大写：陆佰贰拾柒万零肆佰玖拾柒美元，如 UHY ZTHZ HK CPA Limited2008 年 2 月 29 日出具的审计报告中所反映的一样，并且转换为人民币是按照 2007 年 12 月 31 日人民币比美元 7.2941:1 的汇率）．

3.2 The total purchase price is RMB￥45,737,632, (which is equal to the net equity value of $6,270,497) including RMB30,000,000 cash payment for

registered capital and RMB15,737,632 in the form of BT project receivable.

3.2 甲乙双方确定的转让价格为人民币 45,737,632 元（其中注册资金 30,000,000 元+应收款 15,737,632 元）

Clause IV: Payment Term

第四条：转让款的支付

4.1 Party B will pay the purchase price in accordance with Clause 3.2. It will pay RMB30,000,000 in cash to Party A as a return of registered capital. The designated accounts of shareholders are as follows:

Bank Name: China Citic Bank (Shanghai)
Account Name: Li Humin Account NO.: 6226 9002 0230 8058
Bank Name: China Citic Bank (Shanghai)
Account Name:Sun Yuluo Account NO. : 6226 9002 0190 4774

The remaining purchase price of RMB15,737,632 will be paid in full only when Party B has collected from Changchun Cornfield Project. (Or Party B can transfer the same amount of BT project receivable directly to Party A, so they can proceed with the collection on their own.)

4.1 乙方保证依本合同第三条第 3.2 项规定的价款，在本合同生效之日起 3 天内用现金将甲方注册资金 3000 万元人民币退还给两位股东；股东指定的银行账户如下：

开户行：中信银行上海分行 户名 李惠民：帐号 6226 9002 0230 8058
开户行：中信银行上海分行 户名 孙玉罗：帐号 6226 9002 0190 4774

剩余的转让价款 15,737,632 元，乙方在收到长春玉米园项目应收帐款时等额向甲方支付或甲方直接向长春玉米园等额收款。

5. Transaction of Shares

第五条：股权的转让：

Within five days after the signoff of this agreement, both Party A and Party B will start with the legal procedures to transfer share ownership interests, and complete all legal requirement within 15 days.

5.1 本协议生效 5 日内，甲乙双方共同委托公司董事会办理股权转让变更登记；
5.2 上述股权转让的变更登记手续应于本协议生效后 15 日内办理完毕。

6. Rights and obligations of two parties

第六条：双方的权利义务

6.1 After going through the transfer procedure, Party B can hold 100% stock right of Shanghai New Century and enjoy the relevant rights, obligations and responsibilities.

6.1 本次转让过户手续完成后，乙方即具有"上海新世纪"100%的股份，享受相应的权利、承担相应的义务和责任；

6.2 Party B shall pay the stock transfer payment on time according to the agreement

6.2 乙方应按照本协议的约定按时支付股权转让价款。

6.3 Party A shall coordinate with Party B for going through the procedures for submission and approval, registration of alteration.

6.3 甲方应对乙方办理报批、变更登记等法律程序提供必要协作与配合。

6.4 Party A shall submit Party B the clients and suppliers list, technical records and business information related to Shanghai New Century three days after signing the agreement.

6.4 甲方应于本协议签订之日起三日内，将其在"上海新世纪"的拥有的客户及供应商名单、技术档案、业务资料等交付给乙方。

6.5 After the registration of alteration of equities, Party A shall not enjoy the stock right of Shanghai New Century.

6.5 自股权变更登记手续办理完毕之日起，甲方不再享有"上海新世纪"股权。

7. Liability for Breach of Agreement
第七条：违约责任

7.1 After signing the agreement, any party fails to perform or fully perform the articles stipulated in the agreement shall be deemed as breach of agreement. The party in breach shall indemnify the observant party all the direct economic loss.

7.1 本协议正式签订后，任何一方不履行或不完全履行本协议约定条款的，即构成违约。违约方应当负责赔偿其违约行为给守约方造成的一切直接经济损失。

8. Change and termination of the agreement
第八条：协议的变更和解除

8.1 The change and termination of this agreement shall be consulted by both parties, and shall become effective only by a written agreement by Party A and Party B. Otherwise, no change or modification of this agreement shall be permitted.

8.1 本协议的变更，必须经双方共同协商，并订立书面变更协议。除此之外，本协议不能以其他形式变更或修改。

8.2 In case of breach of agreement, the observant party has the right to require the party in breach to continue to perform this agreement and take the liabilities for breach according to Article 7.1 set forth in this contract.

8.2 任何一方违约时，守约一方有权要求违约方继续履行本协议，并有权要求违约方按照本合同第7.1条的约定承担违约责任。

9. Applicable law and settlement of disputes

第九条：适用的法律及争议的解决

9.1 This agreement shall be governed by the law of People's Republic of China.

9.1 本协议适用中华人民共和国法律。

9.2 In the event of any disputes in connection with performance of this agreement or this agreement shall be settled through friendly consultation. If failing to settle the disputes, either party has the right to bring a suit to the local people's court.

9.2 凡因履行本协议所发生的或与本协议有关的一切争议双方应当通过友好协商解决；如协商不成，任何一方都有权向其所在地的人民法院提起诉讼。

10. Effectivity and miscellaneous

第十条：协议的生效及其他

10.1 This agreement has been translated into English, but the Chinese version shall prevail.

10.1 本协议翻译成英文，法律解释以中文为准。

10.2 This agreement is signed on November 13 2008. This agreement shall be in five copies, each party holds two copies, and the competent department holds one copy.

10.2 本协议于2008年11月13日签订；本协议一式5份，经双方签字盖章后生效。甲方持二份，乙方持二份，报审批机关一份。

Party A

Party B

Legal Representative

(Authorized Representative)